Exhibit 99.1

BRE FINANCIAL NEWS
Investor Contact: Edward F. Lange, Jr., 415.445.6559 Media Contact: Thomas E. Mierzwinski, 415.445.6525

BRE PROPERTIES ANNOUNCES JOINT VENTURE

April 28, 2006 (San Francisco) – BRE Properties, Inc. (NYSE:BRE) today announced the formation of a joint venture with a fund advised by JPMorgan Asset Management to own, operate, acquire and develop multifamily properties in the Denver, Colo., and Phoenix, Ariz., markets. Under the terms of the agreement, BRE initially contributed seven properties with 2,184 units located in those markets, the total value of which is approximately $235 million.

BRE will hold a 15% interest in the joint venture and fee-manage the seven properties. The company plans to use the net proceeds of approximately $200 million from this transaction to pay down its floating rate debt.

Wachovia Securities acted as the sole financial advisor to BRE in connection with this transaction.

The financial impact associated with the transaction is reflected in the company’s 2006 guidance for funds from operations (FFO), which is maintained at $2.44 to $2.56 per share. In connection with the transaction, the company expects to record a gain on sale of approximately $38 million, or $0.73 per share. Previous guidance for earnings per share (EPS) did not include projected gains or losses associated with property sales. Accordingly, the company has revised EPS guidance to a range of $1.72 to $1.84 per share, from a range of $0.99 to $1.11.

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 86 apartment communities totaling 24,442 units in California, Arizona, Washington and Colorado. The company currently has 11 other properties in various stages of development and construction, totaling 2,899 units, and joint venture interests in two additional apartment communities, totaling 488 units.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, including statements related to 2006 results of operations, property development, acquisitions and dispositions and future capital-raising plans, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission, including it’s most recent Quarterly Report on Form 10-Q. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no liability to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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